UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2004

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(702) 784-7777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

To the extent applicable, the contents of Item 8.01 below are incorporated into this Item 1.01 by this reference.

Item 8.01. Other Events.

On October 19, 2004, the Louisiana Gaming Control Board (the “LGCB”) unanimously approved the request of Pinnacle Entertainment, Inc. (the “Company”) to modify the licensing conditions originally entered into between the LGCB and the Company on November 20, 2001 governing L’Auberge du Lac, currently under construction in Lake Charles, Louisiana. The approval extends the deadline to complete construction of L’Auberge by 60 days, from March 12, 2005 to May 12, 2005. However, notwithstanding the extension, the Company still expects to open L’Auberge in Spring 2005.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Such statements include, but are not limited to, the expected dates by which the completion of construction and the opening of L’Auberge will occur. Forward-looking information involves important risks and uncertainties that could significantly affect future results and accordingly, such results may differ from those expressed in forward-looking statements made by or on behalf of the Company. Such factors include, but are not limited to, construction-related factors that could prevent the Company from completing its construction and development projects within budget and on time. For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release dated October 20, 2004, issued by Pinnacle Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: October 25, 2004	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press release dated October 20, 2004, issued by Pinnacle Entertainment, Inc.